UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):  August 27, 2008

CDSS Wind Down Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-33491	75-2873882
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

2100 McKinney Avenue
Suite 1600
Dallas, Texas 75201
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(214) 520-9292

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 3.02 Unregistered Sales of Equity Securities.
Item 5.01 Changes in Control of Registrant.

On August 27, 2008, CDSS Wind Down Inc. (the "Company") and Steven B. Solomon, the Company’s Chief Executive Officer, President and Chairman of the Board of Directors, entered into a Convertible Promissory Note (the "Note"), which is filed as Exhibit 4.1 to this Current Report on Form 8-K. The Note represents advances of approximately $69,450 of advances by Mr. Solomon to the Company.  The Note bears interest at eight percent (8%) per year and is payable on August 27, 2010 or upon demand by Mr. Solomon.  In the event the Note is converted in full at the option of Mr. Solomon, Mr. Solomon would receive 288,788,200 shares of the Company's common stock, representing 85% of the Company's common stock.

Prior to the issuance of the Note, Mr. Solomon beneficially owned 6,854,484 shares of the Company's common stock.  Therefore, on August 27, 2008, Mr. Solomon beneficially owned a total of 295,642,684 shares of our common stock (if the Note were converted into shares of our common stock), or more than 50% of our common stock outstanding on that date, giving him potential control of the Company through the voting power over a majority of the shares of our outstanding common stock.

The Company does not have a sufficient number of authorized shares of common stock available to permit the conversion of the Note in full at this time.  The Company has agreed to use its best efforts to obtain shareholder approval to (a) increase the number of authorized shares of common stock to a number sufficient to permit conversion, or (b) to effect a reverse stock split to reduce the number of currently outstanding shares of common stock to a number small enough to permit the conversion of the Note.

The sale and issuance of the Note to Mr. Solomon, on August 27, 2008, and the issuance of shares of Common Stock upon conversion thereof, are exempt from registration under the Securities Act of 1933 in reliance on Section 4(2) of the Securities Act and Rule 506 of Regulation D, as transactions by an issuer not involving a public offering. Mr. Solomon is an accredited investor, as that term is defined in Regulation D, including as a result of his executive officer status.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.

A list of exhibits filed herewith is contained on the Exhibit Index immediately preceding such exhibits and is incorporated herein by reference.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CDSS Wind Down Inc.,
a Delaware corporation
Dated: September 2, 2008	By:	/s/ Steven B. Solomon
Steven B. Solomon
CHIEF EXECUTIVE OFFICER

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CDSS WIND DOWN INC.

INDEX TO EXHIBITS

Exhibit No.	Description

4.1	Convertible Promissory Note, dated as of August 27, 2008, by the Company in favor of Steven B. Solomon.

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